UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) March 16, 2011

FNB UNITED CORP.
(Exact Name of Registrant as Specified in its Charter)

North Carolina	0-13823	56-1456589
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

150 South Fayetteville Street, Asheboro, North Carolina	27203
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code	(336) 626-8300

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 16, 2011, FNB United Corp. received a written notice from The Nasdaq Stock Market indicating that FNB United is not in compliance with Rule 5550(b), the continued listing standards for primary equity securities on The Nasdaq Capital Market, because its stockholders’ equity was less than $2.5 million at December 31, 2010, and it does not meet the alternative standards of market value of listed securities or net income from continuing operations.  Under the rules of The Nasdaq Stock Market, FNB United has 45 calendar days, or until May 2, 2011, to submit a plan to regain compliance with the continued listing standards.  If the plan is accepted, FNB United will be granted an extension of up to 180 calendar days from the date of the notice, or until September 12, 2011, to regain compliance with the continued listing standards.

If FNB United does not regain compliance with the continued listing standards, its common stock will be subject to delisting.  FNB United intends to submit a plan to regain compliance by the May 2, 2011 deadline but it can give no assurance that its plan will be accepted or, if accepted, the plan will be successfully implemented by September 12, 2011.

The notice from Nasdaq has no effect at this time on the listing of FNB United common stock on The Nasdaq Capital Market, where it trades under the symbol “FNBN.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNB UNITED CORP.

Date: March 22, 2011                                                                           By /s/ Mark A. Severson
     Mark A. Severson
     Executive Vice President